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Microfilm Number __________            Filed with the Department

                                       of State on _________________

Quantity Number ___________            _____________________________
                                       Secretary of the Commonwealth


             ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION
                            DSCB:15-1915 (Rev. 90)

         In compliance with the requirements of 15 Pa.C.S. section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby, state(s) that:

                                              NCO GROUP, INC.
1. The name of the corporation is: _____________________________________________

   _____________________________________________________________________________


2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorize to correct the following information to conform to the records of the Department):

        515 PENNSYLVANIA AVENUE   FT. WASHINGTON    PA    19422      MONTGOMERY
   (a) _________________________________________________________________________
           Number and Street            City        State   Zip         County

   (b) c/o:_____________________________________________________________________
           Name of Commercial Registered Office Provider

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is:

      PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED.
   _____________________________________________________________________________

                                          AUGUST 27, 1996
4. The date of its incorporation is: ___________________________________________

5. (Check, and if appropriate complete, one of the following):

    X  The amendment shall be effective upon filing these Articles of
   ___ Amendment in the Department of State.

   ___ The amendment shall be effective on: _______________ at _________________
                                                  Date                Hour

6. (Check one of the following):

   ___ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. section 914(a) and (b).

    X
   ___ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. section 914(c).

7. (Check, and if appropriate complete, one of the following):

    ___ The amendment adopted by the corporation, set forth in full, is as follows:

        ________________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________


 X
___ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.


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8. (Check if the amendment restates the Articles):

   ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

       IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

  1st           December      97
______ day of ____________, 19__.



                                                 NCO GROUP, INC.
                                                 _____________________________
                                                 (Name of Corporation)

                                                 /s/ STEVEN L. WINOKUR
                                           BY:   _____________________________

                                                 EVP FINANCE/CFO
                                        TITLE:   _____________________________



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                    EXHIBIT "A" to Articles of Amendment of
                                NCO GROUP, INC.


         FURTHER RESOLVED, that, to effect such [3-for-2] Stock Split, and to increase the authorized shares of Common Stock in proportion to the Stock Split, the first full paragraph of Article 5 of the Amended and Restated Articles of Incorporation of the Corporation shall be amended to read in full as follows (the "Amendment") (the remaining paragraphs of Article 5 to remain unchanged):

         "Article 5. Authorized Capital Stock. The Corporation shall have the authority to issue an aggregate of 42,500,000 shares of capital stock which shall be divided into 37,500,000 shares of Common Stock, no par value, as more fully described in Section 5(a) below, and 5,000,000 shares of Preferred Stock, no par value, as more fully described in Section 5(b) below."

         FURTHER RESOLVED, that because the Corporation has only one class of stock outstanding and because the Amendment is being effected solely to effect the Stock Split and to increase the number of authorized shares of Common
Stock in proportion to the Stock Split, shareholder approval of the Amendment is not required pursuant to 15 Pa. C.S. section 1914(c)(3)(ii) (copy attached); and